Exhibit 10.1

FIRST AMENDMENT
TO THE

AAR CORP. SUPPLEMENTAL KEY EMPLOYEE RETIREMENT PLAN

(As Amended and Restated Effective July 13, 2020)

WHEREAS, AAR CORP., a Delaware corporation (the “Company”), maintains the AAR CORP. Supplemental Key Employee Retirement Plan, as Amended and Restated Effective July 13, 2020 (the “Plan”);

WHEREAS, pursuant to Section 6.1 of the Plan, the Company has reserved the right to amend the Plan and now deems it appropriate to do so to revise the vesting schedule for the Additional Supplemental Company Accounts held under the Plan; and

WHEREAS, the Human Capital and Compensation Committee has approved the amendment described below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Section 3.8(b)(i) of the Plan is amended, effective as of January 1, 2024, to read as follows:

(b)A Participant shall vest in his Additional Supplemental Company Account as follows:

(i)

Subject to (b)(ii) below, a Participant shall vest in his Additional Supplemental Company Account according to the vesting schedule described in (A) – (D) below that results in the greatest amount of vested Account balance:

(A)The Participant shall vest in 25% of the balance of his Additional Supplemental Company Account upon the earlier of (I) the date the Participant has 10 Years of Vested Service or (II) the date the Participant’s age (measured in full years) plus Years of Vested Service equals 60.

(B)The Participant shall vest in 50% of the balance of his Additional Supplemental Company Account upon the earlier of (I) the date the Participant has 20 Years of Vested Service or (II) the date the Participant’s age (measured in full years) plus Years of Vested Service equals 65.

(C)The Participant shall vest in 75% of the balance of his Additional Supplemental Company Account upon the date the Participant’s age (measured in full years) plus Years of Vested Service equals 70.

(D)The Participant shall vest in 100% of the balance of his Additional Supplemental Company Account on the earlier of (I) the date the Participant attains age 65 or (II) the date the Participant’s age (measured in full years) plus Years of Vested Service equals 75.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officers, duly authorized, on this 5th day of December, 2023.

AAR CORP.

By:	/s/ John M. Holmes
John M. Holmes
Chairman, President and Chief Executive Officer